    As filed with the Securities and Exchange Commission on December 22, 1999
                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                    ICO, INC.
             (Exact name of Registrant as specified in its Charter)

             TEXAS                                     76-0566682
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)



                                    ICO, INC.
                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
                                 (281) 721-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                    ICO, INC.
                     AMENDED AND RESTATED 1993 NON-EMPLOYEE
                           DIRECTORS STOCK OPTION PLAN

                              Mr. Gene Oshman, Esq.
                              Baker & Botts L.L.P.
                         One Shell Plaza, 910 Louisiana
                            Houston, Texas 77002-4995
                                 (713) 229-1234
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================

    Title of Each                       Proposed Maximum    Proposed Maximum
 Class of Securities      Amount to      Offering Price    Aggregate Offering        Amount of
  to be Registered      be Registered     Per Share(1)          Price(1)         Registration Fee
----------------------------------------------------------------------------------------------------
    Common Stock,        150,000(3)           $1.50             $225,000              $60.00
  No par value(2)          Shares
====================================================================================================


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee; based on the average of the high and low prices reported on the National Association of Securities Dealers Automated quotations System -National Market System on December 20, 1999.

(2)     Includes the preferred stock purchase rights associated with the Common
        Stock.

(3) This Registration Statement is filed for up to 150,000 shares of Common Stock issuable upon exercise of options granted pursuant to the ICO, Inc. Amended and Restated 1993 Non-employee Directors Stock Option Plan.

         This Registration Statement is being filed by ICO, Inc. (the "Company") pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-20205) (the "1997 Registration Statement") as filed by the Company with the Securities and Exchange Commission (the "Commission") on January 22, 1997 are incorporated herein by reference as indicated below with respect to the securities registered thereunder pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "Plan").

        Since the filing of the 1997 Registration Statement, the Company has undergone a corporate restructuring as described in its Current Report on Form 8-K as filed with the Commission on April 1, 1998, which is hereby incorporated herein by reference. The reorganization was effected by a holding company merger pursuant to which a new parent holding company was created and which became the owner of the former publicly-held company. The holding company merger did not require action by the company's shareholders whose rights, privileges and interests remained the same with respect to the new parent corporation. In the holding company merger, each share of outstanding common stock of the former publicly-held company was exchanged for a share of common stock of the new parent company. The name of the new parent company remained as ICO, Inc. The Plan has been adopted by the Company as a successor to the former public company.

        In addition, at the Company's annual shareholders meeting held on March 8, 1999, the Company's shareholders approved Plan amendments to (i) increase the number of shares subject to options which can be granted under the Plan from 160,000 to 310,000 shares; (ii) extend the term of the Plan until 2009; (iii) make certain appropriate or conforming changes in dates and clarify certain actions previously taken in connection with the Plan; and (iv) make certain changes to conform to amendments in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such a file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Incorporated by Reference to Item 3 of the 1997 Registration Statement.

        In addition to the documents incorporated by reference in this Item 3, the following document filed by the Company with the Commission is incorporated herein by reference and made a part hereof:

        3. The description of the Company's preferred share purchase rights contained in a Registration Statement on Form 8-A filed with the Commission on December 22, 1997, as thereafter amended from time to time for the purpose of updating, changing or modifying such description.


                                     EXPERTS

        The audited consolidated financial statements incorporated in this registration statement by reference to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Mr. David Gerst has given an opinion regarding the validity of the securities being registered hereby, a copy of which is filed as Exhibit 5 to this Registration Statement. Mr. Gerst has served as Senior Vice President and General Counsel of the Company since September 1998. Mr. Gerst owns 2,414 shares and holds an option to purchase 15,000 shares of Common Stock.

Item 6. Indemnification of Directors and Officers

        Incorporated by reference to Item 6 of the 1997 Registration Statement.


Item 7.        Exemption from Registration Claimed

               Not applicable.

Item 8.        Exhibits

        4. Instruments defining the rights of security holders, including indentures:

            4.1 Articles of Incorporation of the Company dated March 20, 1998 (incorporated by reference to Exhibit 3.1 to Form 10-Q of the Company dated August 13, 1998).

            4.2 Amended and Restated by-Laws of the Company dated May 12, 1999 (incorporated by reference to Exhibit 3.4 to Form 10-Q of the Company for the quarter ended June 30, 1999).

            4.3 Shareholders' Rights Agreement dated November 20, 1997 by and between the Company and Harris Trust & Savings Bank as rights agent (incorporated by reference to Exhibit 1 to Form 8-A of the Company dated December 22, 1997).

            4.4 Certificate of Designation of Junior Participating Preferred Stock of ICO Holdings, Inc. dated March 30, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-K of the Company for the fiscal year ended September 30, 1998).

            4.5 ICO, Inc. Amended and Restated 1993 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit A to the ICO, Inc. Proxy Statement dated January 26, 1999).

        5. Opinion re: Legality -- opinion of the Company's Senior Vice President and General Counsel -- filed herewith.

        23. Consents of Independent Accountants and Counsel

            23.1 Consent of the Company's Senior Vice President and General Counsel is contained in its opinion filed as Exhibit 5 to this Registration Statement.

            23.2 Consent of PricewaterhouseCoopers LLP is filed herewith.

        24. Power of Attorney (see signature page of this Registration Statement
            - Page 5)

Item 9.     Undertakings

            (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant=s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan=s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 17, 1999.

                                    ICO, INC.

                                    By:/s/ Sylvia A. Pacholder
                                       -----------------------------------------
                                           Sylvia A. Pacholder, President &
                                           Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Sylvia A. Pacholder as Attorney-In-Fact to sign all amendments including any post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorney-In-Fact full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as might or could do in person, hereby ratifying and confirming all that said Attorney-In-Fact or her substitutes may lawfully do or cause to be done by virtue hereof.

Signature                           Capacity                                    Date
---------                           --------                                    ----

/s/ Sylvia A. Pacholder             President,                             December 17, 1999
-------------------------------     Chief Executive Officer and Director
Sylvia A. Pacholder                 (Principal Executive Officer)


/s/ Asher O. Pacholder              Chairman of the Board                  December 17, 1999
-------------------------------     and Chief Financial Officer
Asher O. Pacholder *                (Principal Financial Officer)


/s/ Robin E. Pacholder              President, Wedco-North America         December 17, 1999
-------------------------------     and Director
Robin E. Pacholder *

/s/ Jon C. Biro                     Senior Vice President & Treasurer      December 17, 1999
-------------------------------     (Principal Accounting Officer)
Jon C. Biro*

/s/ William E. Cornelius            Director                               December 17, 1999
-------------------------------
William E. Cornelius *

/s/ James E. Gibson                 Director                               December 17, 1999
-------------------------------
James E. Gibson*

/s/ Walter Leib                     Director                               December 17, 1999
-------------------------------
Walter Leib*

/s/ William J. Morgan               Director                               December 17, 1999
-------------------------------
William J. Morgan *

/s/ George Sirusas                  Director                               December 17, 1999
-------------------------------
George Sirusas*

/s/ John F. Williamson              Director                               December 17, 1999
-------------------------------
John F. Williamson *

/s/ William E. Willoughby           Director                               December 17, 1999
-------------------------------
William E. Willoughby*

                                INDEX TO EXHIBITS

       Exhibit
       Number                      Description
--------------------------------------------------------------------------------
        4.1 Articles of Incorporation of the Company dated March 20, 1998 (incorporated by reference to Exhibit 3.1 to Form 10-Q of the Company dated August 13, 1998).

        4.2 Amended and Restated by-Laws of the Company dated May 12, 1999 (incorporated by reference to Exhibit 3.4 to Form 10-Q of the Company for the quarter ended June 30, 1999).

        4.3 Shareholders' Rights Agreement dated November 20, 1997 by and between the Company and Harris Trust & Savings Bank as rights agent (incorporated by reference to Exhibit 1 to Form 8-A of the Company dated December 22, 1997).

        4.4 Certificate of Designation of Junior Participating Preferred Stock of ICO Holdings, Inc. dated March 30, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-K of the Company for the fiscal year ended September 30, 1998).

        4.5 ICO, Inc. Amended and Restated 1993 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit A to the ICO, Inc. Proxy Statement dated January 26, 1999).

        5. Opinion re: Legality -- opinion of the Company's Senior Vice President and General Counsel -- filed herewith.

        23.1 Consent of the Company's Senior Vice President and General Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement

        23.2 Consent of PricewaterhouseCoopers LLP filed herewith.

        24. Power of Attorney (see signature pages of this Registration Statement Page 5)